Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to our audit letter dated January 14, 2009, and effective as of December 31, 2008, and to our audit letter dated January 11, 2008, and effective as of December 31, 2007 for Bill Barrett Corporation in this Current Report on Form 8-K filed by Bill Barrett Corporation.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ G. Lance Binder
G. Lance Binder, P.E.
Executive Vice President

Dallas, Texas
June 24, 2009